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                                                                     EXHIBIT 10

                               CONSENT OF COUNSEL

                        AIM INVESTMENT SECURITIES FUNDS


         We hereby consent to the use of our name and to the references to our firm under the caption "Organization of the Trust - Legal Counsel" in the Prospectus for the retail Class of AIM Limited Maturity Treasury Fund and under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information relating thereto, and under the caption "General Information - Legal Counsel" in the Prospectus for the Institutional Class of AIM Limited Maturity Treasury Fund, which are included in Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933 (No. 33-39519) and Amendment No. 14 to the Registration Statement under the Investment Company Act of 1940 (No. 811-5686) on Form N-1A of AIM Investment Securities Funds.



                                   /S/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                   --------------------------------------------
                                   Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
November 6, 1998